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                                                                   Exhibit 10.26

May 18, 2004


Arlington Inns, Inc. (f/k/a Amerihost Inns, Inc.)
c/o Arlington Hospitality, Inc. (f/k/a Amerihost Properties, Inc.) 2355 South Arlington Heights Road
Suite 400
Arlington Heights, Illinois 60005
Attention:  Jerry H. Herman, President

                      RE: Temporary Sales Letter Agreement

Gentlemen:

     Reference is made to that certain Amended and Restated Master Agreement dated as of January 24, 2001, between PMC Commercial Trust and its subsidiaries (collectively "LESSOR") and Arlington Hospitality, Inc. ("ARLINGTON") and Arlington Inns, Inc. (the "LESSEE") which agreement was amended by the parties thereto pursuant to that certain First Amendment to Amended and Restated Master Agreement dated as of May 25, 2001 and that certain Second Amendment to Amended and Restated Master Agreement dated as of June 4, 2003 (the Amended and Restated Master Agreement as so amended herein called the "MASTER AGREEMENT"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Master Agreement.

Lessor hereby agrees to amend certain portions of Article X of the Master Agreement entitled Property Purchases as follows:

     1. Article 10.4 of the Master Agreement is deleted in its entirety and the following substituted in lieu thereof:


          10.4 Fourth Purchase. Lessee and Lessor have agreed that Lessee shall have the option to purchase the AmeriHost Inn, Port Huron, Michigan (the "FOURTH SELECTION") as the Lessee's and Lessor's fourth (and final) purchase option (the "FOURTH PURCHASE OPTION") to be closed by October 31, 2004 (the "OUTSIDE CLOSING DATE"). There will be no further purchase options under this Agreement.

          (a) Pending the completion of the closing of the Fourth Purchase Option, the Base Rent increase set forth in Section 3.2 of this Agreement effective June 30, 2004 will be suspended and not go into effect. If the closing of the Fourth Purchase Option by Lessee occurs on or before the Outside Closing Date, the Base Rent increase set forth in said Section 3.2 effective June 30, 2004 will not go into effect and shall be null and void. If the closing of the Fourth Purchase Option does not occur on or before



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Arlington Inns, Inc. (f/k/a Amerihost Inns, Inc.)
c/o Arlington Hospitality, Inc. (f/k/a Amerihost Properties, Inc.)
May 13, 2004
Page 2


               the Outside Closing Date, the suspension of the June 30, 2004 Base Rent increase shall be rescinded and the Base Rent increase shall be deemed to have gone in effect as of June 30, 2004. Lessee shall pay to Lessor on the next regularly scheduled rental payment date all additional Base Rent due as a result of the Base Rent increase effective as of June 30, 2004 and shall henceforth pay Base Rent at the increased rental rate.


     2.   The following is added to the end of Section 10.6:

          Anything in Article 10.6 of the Master Agreement to the contrary notwithstanding, the following provisions shall apply with respect to the purchase/sale of the AmeriHost Inn - Port Huron, Michigan ("PORT HURON"), the Amerihost Inn - Storm Lake, Iowa and the AmeriHost Inn - Eagles Landing, Georgia (collectively "DESIGNATED HOTELS"). Upon the sale of any of the Designated Hotels, Lessor shall be paid the sum of the following: (a) the sale proceeds, after payment of closing fees, broker fees, commissions, title premiums, recording fees, prepayment penalties on related debt of the Lessor, if any, assumption fees, or any tax or taxes levied by any local or state taxing authority (the "NET SALES PROCEEDS") and (b) an amount equal to the incremental fee payable to Lessee and/or Arlington pursuant to the terms of that certain Development Agreement by and among, inter alia, Arlington, Lessee and Cendant Finance Holding Corporation, dated September 30, 2000 (the "ARLINGTON FEE AMOUNT"), which Arlington Fee Amount will be paid to Lessor within 45 days after the closing of the sale of the Designated Hotel. In addition, upon such closing, the portion of the Escrow Funds allocated to the Designated Hotel sold (the "DESIGNATED ESCROW FUNDS") shall be released to Lessor. The Net Sales Proceeds, the Arlington Fee Amount (to the extent actually received by Lessor) and the Designated Escrow Funds are collectively called the "TOTAL PROCEEDS" and shall be calculated by Lessor in connection with any sale of a Designated Hotel. If the amount of the Total Proceeds for any Designated Hotel exceeds the Assigned Value (herein so called) for such Hotel as reflected on Exhibit E attached hereto ("PROCEEDS EXCESS"), the amount of any such Proceeds Excess shall be applied as follows: (a) if as of the closing of such sale, there exists a Proceeds Deficit (as hereinafter defined), the Proceeds Excess will be applied by Lessor (i) first, to reduce any existing Proceeds Deficit amount, (ii) second, if Port Huron has not been sold, to reduce the Assigned Value of Port Huron and (iii) third, if Port Huron has been sold, applied pro-rata to the Assigned Value of the remaining Hotels (including any remaining un-sold Designated Hotels) and (b) if as of the closing of such sale, there exists no Proceeds Deficit, and Port Huron has not been sold, Lessor will apply the Proceeds Excess to reduce the Assigned Value of Port Huron. As used herein, the term "PROCEEDS DEFICIT" with respect to any Hotel, shall mean an amount equal to the deficit between the amount of the


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Arlington Inns, Inc. (f/k/a Amerihost Inns, Inc.)
c/o Arlington Hospitality, Inc. (f/k/a Amerihost Properties, Inc.)
May 13, 2004
Page 3


          Total Proceeds for a Hotel and the Assigned Value for such Hotel. All Proceeds Deficits shall become the absolute and immediate obligation of Arlington (separate and distinct from any obligation of Arlington under the Master Agreement) and shall bear interest at the annual rate of 8.5% from and after the date created, and to the extent any balance remains as of the Outside Closing Date (and after the application of the Total Proceeds as set forth above), Arlington promises to pay such balance in full (including all interest accrued thereon) upon the earlier of (i) a default by Lessee and/or Arlington in the performance of its obligations under the Master Agreement, under this letter agreement or under any other documents between Lessor, Lessee, Arlington and/or their respective affiliates, or (b) May 1, 2005.

     3. With regard to the Designated Hotels, the terms of the second sentence of Section 10.8 shall not be applicable; instead, upon any sale of a Designated Hotel, 100% of the combined Capital Expenditure Reserve Account and the FF&E Reserve Account for such Hotel shall be applied pro rata to such accounts for the Hotels listed on the attached
          Schedule 1.

     4. Lessee hereby recommends the sale of (a) the AmeriHost Inn hotel located in Storm Lake, Iowa at a gross sales price of $2,700,000, (b) the AmeriHost Inn hotel located in Eagles Landing, Georgia at a gross sales price of $2,275,000 and (b) the AmeriHost Inn hotel located in Port Huron, Michigan at a gross sales price of $1,820,000. Lessor hereby approves the recommended sale prices set forth in the previous sentence (the "PROPOSED SALES PRICES"). Lessor acknowledges that these are proposals only and the gross sale price of each of these Hotels is subject to change in connection with the negotiation of the sales of the Hotels. If such a change to any of the Proposed Sales Prices occurs, Lessee will notify Lessor of such change and such change shall be subject to the approval of Lessor.

     Please indicate your acceptance of the terms hereof by signing a copy of this letter in the space provided below and returning one executed counterpart to Jan F. Salit of PMC Commercial Trust.


                                      Very truly yours,

                                      PMC COMMERCIAL TRUST

                                      By:   /s/ Jan F. Salit
                                            ----------------------------------
                                      Name: Jan F. Salit
                                            ----------------------------------
                                      Title: Executive Vice President
                                            ----------------------------------

Arlington Inns, Inc. (f/k/a Amerihost Inns, Inc.)
c/o Arlington Hospitality, Inc. (f/k/a Amerihost Properties, Inc.)
May 13, 2004
Page 4


ACCEPTED AND AGREED THIS 18TH DAY OF
MAY, 2004:


ARLINGTON INNS, INC. (f/k/a Amerihost Inns, Inc.)

By:    /s/Jerry H. Herman
          ------------------------------------
       Name: Jerry H. Herman
             ---------------------------------
       Title: President
             ---------------------------------

By:    /s/ James B. Dale
       ---------------------------------------
       Name: James B. Dale
             ---------------------------------
       Title: Secretary
             ---------------------------------


ARLINGTON HOSPITALITY, INC. (f/k/a Amerihost Properties, Inc.)

By:    /s/ Jerry H. Herman
       ---------------------------------------
       Name: Jerry H. Herman
             ---------------------------------
       Title: President
             ---------------------------------

By:    /s/ James B. Dale
       ---------------------------------------
       Name: James B. Dale
             ---------------------------------
       Title: Secretary
             ---------------------------------


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                                   SCHEDULE 1

                                 LIST OF HOTELS



1.       AmeriHost Inn - Ashland, Ohio

2.       AmeriHost Inn - Coopersville, Michigan

3.       AmeriHost Inn - Grand Rapids-N, Michigan

4.       AmeriHost Inn - Grand Rapids-S, Michigan

5.       AmeriHost Inn - Jackson, Tennessee

6.       AmeriHost Inn - McKinney, Texas

7.       AmeriHost Inn - Monroe, Michigan

8.       AmeriHost Inn - Mosinee, Wisconsin

9.       AmeriHost Inn - Mt. Pleasant, Iowa

10.      AmeriHost Inn - Rochelle, Illinois

11.      AmeriHost Inn - Smyrna, Georgia

12.      AmeriHost Inn - Tupelo, Mississippi

13.      AmeriHost Inn - Wooster-E, Ohio

14.      AmeriHost Inn - Wooster-N, Ohio



                             Schedule 1 - Solo Page